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                                                                    EXHIBIT 23.1


                           Consent of BDO Seidman LLP,
                       independent auditors of the Company



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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Galaxy Nutritional Foods, Inc.
Orlando, Florida



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 relating to the 1996 Stock Plan of our report dated June 20, 2001 (except for Note 5 as to which the date is July 16, 2001), relating to the financial statements of Galaxy Nutritional Foods, inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.



BDO Seidman, LLP
New York, New York



January 23, 2002